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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and to the use of our report dated April 29, 1996 (except Note 10, as to which the date is September , 1996), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-5419) and related Prospectus of Trusted Information Systems, Inc. for the registration of 2,900,000 shares of its common stock.


                                          ERNST & YOUNG LLP

Vienna, Virginia

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The foregoing consent is in the form that will be signed upon the completion of the restatement of the capital accounts for the reverse stock split as described in Note 10 to the Consolidated Financial Statements.

                                          /s/ ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP

Vienna, Virginia
August 29, 1996